Exhibit 1.1

PLACEMENT AGENCY AGREEMENT

September [__], 2017

Oberon Securities, LLC

1412 Broadway, Suite 2304

New York, NY 10018

Ladies and Gentlemen:

Introduction. Subject to the terms and conditions herein (this “Agreement”), Digital Social Retail, Inc., a Delaware corporation (the “Company”), hereby agrees to sell a minimum of 1,000,000 units and a maximum of 2,000,000 units (the “Units” or “Securities”), each Unit consisting of one share of common stock (the “Shares”), par value $0.001 per share , of the Company (the “Common Stock”) and one warrant to purchase one share of Common Stock (the “Warrant”) directly to various investors (each, an “Investor” and, collectively, the “Investors”) through Oberon Securities, LLC (the “Placement Agent”), as placement agent (the “Offering”). The Warrants will trade together with the Common Stock only as Units until no earlier than 45 days and no later than 90 days from the date of the offering circular provided to Investors in connection with the Offering (the “Offering Circular”), such date to be determined by the Placement Agent, in its sole discretion. The Securities shall be offered and sold under the Company’s offering statement on Form 1-A (File No. 024-10711) (the “Offering Statement”). The documents executed and delivered by the Company and the Investors in connection with the Offering (as defined below), including, without limitation, a subscription agreement (the “Subscription Agreement”), shall be collectively referred to herein as the “Transaction Documents.” The purchase price to the Investors for each Unit shall be $4.25. The Placement Agent may retain other duly qualified brokers or dealers to act as sub-agents or selected-dealers on its behalf in connection with the Offering.

The Company hereby confirms its agreement with the Placement Agent as follows:

Section 1. Agreement to Act as Placement Agent.

(a) The Offering; Fee. On the basis of the representations, warranties and agreements of the Company herein contained, and subject to all the terms and conditions of this Agreement, the Placement Agent shall be the exclusive Placement Agent in connection with the offering and sale by the Company of the Units pursuant to the Offering Statement. The Placement Agent will act on a reasonable “best efforts” basis and the Company agrees and acknowledges that there is no guarantee of the successful placement of the Securities, or any portion thereof, in the prospective Offering. The Offering will be on a “best efforts” basis with respect to the offering and sale of a minimum of 1,000,000 Units (the “Minimum Offering”) and a maximum of 2,000,000 Units (the “Maximum Offering”). Under no circumstances will the Placement Agent or any of its Affiliates (as defined below) be obligated to underwrite or purchase any of the Securities for its own account or otherwise provide any financing. The Placement Agent shall act solely as the Company’s agent in connection with the Offering, and not as a principal. The Placement Agent shall have no authority to bind the Company with respect to any prospective offer to purchase Securities and the Company shall have the sole right to accept offers to purchase Securities and may reject any such offer, in whole or in part. Subject to the terms and conditions hereof, payment of the purchase price for, and delivery of, the Securities shall be made at one or more closings (each a “Closing” and the date on which each Closing occurs, a “Closing Date”). As compensation for services rendered, on each Closing Date, the Company shall pay to the Placement Agent the fees and expenses set forth below:

(i) A cash fee equal to 7% of the aggregate gross proceeds received by the Company from the sale of the Securities at each Closing of the Offering.

(ii)  In addition, the Company shall pay the Placement Agent for bona fide services rendered a commission equal to 5% of the Warrant exercise price for each Warrant exercised by a Warrant holder if such exercise was solicited by the Placement Agent. In addition to soliciting, either orally or in writing, the exercise of the Warrants, the Placement Agent’s services may also include disseminating information, either orally or in writing, to Warrant holders about the Company or the market for the Company’s securities, and assisting in the processing of the exercise of the Warrants. No such fee will be paid to the Placement Agent upon the exercise of Warrants if (A) the market price of the underlying shares of Common Stock is lower than the Warrant exercise price; (B) the holder of a Warrant has not confirmed in writing that the Placement Agent solicited such exercise; (C) the Warrants are held in a discretionary account; (D) the Warrants are exercised in an unsolicited transaction; or (E) the arrangement to pay such commission to the Placement Agent is not disclosed in the Offering Statement provided to Warrant holders at the time of such exercise. The Placement Agent shall not receive any such solicitation fee until after twelve (12) months following the effective date of the Offering Statement.

(b) Over-subscription Allowance.

(i) For the purposes of covering any over-subscription in connection with the distribution and sale of the Units, the Company hereby grants to the Placement Agent an option (the “Over-subscription Allowance”) to subscribe for up to 300,000 additional Units (the “Option Units”) at a purchase price of $4.25 per Unit in the event that the Company sells the Maximum Offering amount. The Placement Agent shall have a period of thirty (30) days to sell on a “best efforts” basis the Option Units upon exercise of the Over-subscription Allowance.

(ii) Exercise of Option. The Over-subscription Allowance granted pursuant to Section 1(b)(i) hereof may be exercised by the Placement Agent as to all (at any time) or any part (from time to time) of the Option Units within 45 days after the date of this Agreement. The Placement Agent shall not be under any obligation to purchase any Option Units prior to the exercise of the Over-subscription Allowance. The Over-subscription Allowance granted hereby may be exercised by the Placement Agent giving oral notice to the Company, which must be confirmed in writing by overnight mail or facsimile or other electronic transmission setting forth the number of Option Units to be purchased and the date and time for delivery of and payment for the Option Units (the “Option Closing Date”), which shall not be later than five (5) full Business Days after the date of the notice or such other time as shall be agreed upon by the Company and the Placement Agent, at the offices of Placement Agent Counsel, or at such other place (including remotely by facsimile or other electronic transmission) as shall be agreed upon by the Company and the Placement Agent. If such delivery and payment for the Option Units does not occur on the Option Closing Date, the Option Closing Date will be as set forth in the notice. Upon exercise of the Over-subscription Allowance with respect to all or any portion of the Option Units, subject to the terms and conditions set forth herein, (x) the Company shall become obligated to make available to the Placement Agent the number of Option Units specified in such notice and (y) the Placement Agent shall facilitate the purchase of that portion of the Option Units on the same terms as the Units.

(iii) Payment and Delivery. Payment for the Option Units shall be made on the Option Closing Date by wire transfer in Federal (same day) funds, payable to the order of the Company upon delivery of the certificates (in form and substance satisfactory to the Placement Agent) representing the Option Units (or through the facilities of DTC) for the account of the purchasers who purchased such Option Units (the “Option Units Purchasers”). The Option Units shall be registered in such name or names and in such authorized denominations as the Placement Agent may request in writing at least two (2) full Business Days prior to the Option Closing Date. The Company shall not be obligated to sell or deliver the Option Units except upon tender of payment by the Option Units Purchasers for applicable Option Units. The Option Closing Date may be simultaneous with, but not earlier than, the Closing Date; and in the event that such time and date are simultaneous with the Closing Date, the term “Closing Date” shall refer to the time and date of delivery of the Units and the Option Units.

(c) Placement Agent Warrant. The Company hereby agrees to issue and sell to the Placement Agent (and/or its permitted designees) on the Initial Closing Date a warrant to purchase an amount of Units (“Placement Agent’s Unit Warrant”), equal to an aggregate of 5.0% of the Units sold in the Offering, for an aggregate purchase price of $100.00 at the Initial Closing Date. In the event of multiple Closings, the Placement Agent will receive 5.0% of the Units sold in each Closing. The Placement Agent’s Unit Warrant, in substantially the form attached hereto as Exhibit A, shall be exercisable, in whole or in part, commencing on a date which is one (1) year after the date that it is issued (the “Issuance Date”) and expiring on the four-year anniversary of the Issuance Date at an initial exercise price per Unit of $5.32, which is equal to 125% of the offering price of the Units. The Common Stock issuable pursuant to the Placement Agent’s Unit Warrant, the Warrant issuable pursuant to the Placement Agent’s Unit Warrant (the “Placement Agent’s Share Purchase Warrant”) and the Common Stock issuable upon the exercise of the Placement Agent’s Share Purchase Warrant (the “Placement Agent’s Warrant Shares”) are hereinafter referred to together as the “Placement Agent’s Securities”. The Placement Agent understands and agrees that there are significant restrictions pursuant to the Financial Industry Regulatory Authority’s (“FINRA”) Rule 5110 against transferring the Placement Agent’s Securities during the one hundred eighty (180) days after the Issuance Date and by its acceptance thereof, the Placement Agent agrees that it will not sell, transfer, assign, pledge or hypothecate the Placement Agent’s Securities, or any portion thereof, and that it will not engage in any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the Placement Agent’s Securities for a period of one hundred eighty (180) days following the Issuance Date to anyone other than (i) a selected dealer in connection with the Offering, or (ii) a bona fide officer or partner of the Placement Agent or selected dealer; and only if any such transferee agrees to the foregoing lock-up restrictions. Delivery of a Placement Agent’s Unit Warrant shall be made on each Closing Date and shall be issued in the name or names and in such authorized denominations as the Placement Agent may request.

(d) Term. The term of the Placement Agent’s exclusive engagement will be until the completion of the Offering (the “Exclusive Term”); provided, however, that a party hereto may terminate the engagement with respect to itself at any time upon 10 days written notice to the other party. Notwithstanding anything to the contrary contained herein, the provisions concerning confidentiality, indemnification and contribution contained herein and the Company’s obligations contained in the indemnification provisions will survive any expiration or termination of this Agreement for a period of two years from the final Closing Date, and the Company’s obligation to pay fees actually earned and payable and to reimburse expenses actually incurred and reimbursable pursuant to Section 1 hereof and which are permitted to be reimbursed under FINRA Rule 5110(f)(2)(D)(i), will survive any expiration or termination of this Agreement for a period of one year after the termination of the Exclusive Term. Nothing in this Agreement shall be construed to limit the ability of the Placement Agent or its Affiliates to pursue, investigate, analyze, invest in, or engage in investment banking, financial advisory or any other business relationship with Persons (as defined below) other than the Company. As used herein (i) “Persons” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind and (ii) “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”).

Section 2. Representations, Warranties and Covenants of the Company. The Company hereby represents, warrants and covenants to the Placement Agent as of the date hereof, and as of each Closing Date, as follows:

(a) Securities Law Filings. The Company has filed with the U.S. Securities and Exchange Commission (the “Commission”) the Offering Statement under the Securities Act, which was initially confidentially filed with the Commission on March 31, 2017 for the qualification of the Securities under Tier II of Regulation A under the Securities Act and which, as amended, was qualified by the Commission on [_______], 2017.

(b) Assurances. The Offering Statement, as amended, (and any further documents to be filed with the Commission) contains all exhibits and schedules as required by Regulation A under the Securities Act. Each of the Offering Statement and any post-qualification amendment thereto, at the time it was qualified, complied in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Except for this Agreement, there are no documents required to be filed with the Commission in connection with the transaction contemplated hereby that (i) have not been filed as required pursuant to the Securities Act or (ii) will not be filed within the requisite time period. Except for this Agreement, there are no contracts or other documents required to be described in the Offering Statement, or to be filed as exhibits or schedules to the Offering Statement, which have not been described or filed as required.

(c) Offering Materials. Neither the Company nor any of its directors and officers has distributed and none of them will distribute, prior to each Closing Date, any offering material in connection with the offering and sale of the Securities other than the Offering Statement and any other materials permitted by Regulation A of the Securities Act.

(d) Subsidiaries. Except as disclosed in the Offering Statement, the Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any liens, charges, security interests, encumbrances, rights of first refusal, preemptive rights or other restrictions (collectively, “Liens”), and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(e) Organization and Qualification. The Company and each of its subsidiaries (each, a “Subsidiary” and collectively, the “Subsidiaries”) is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of this Agreement or any other agreement entered into between the Company and the Investors, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement or any transaction contemplated in connection with the Offering (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened (“Proceeding”) has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(f) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Company’s Board of Directors (the “Board of Directors”) or the Company’s stockholders in connection therewith. This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(g) No Conflicts. The execution, delivery and performance by the Company of this Agreement and the transactions contemplated hereby, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby to which it is a party do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(h) Filings, Consents and Approvals. Other than the filing of this Agreement with the Commission and FINRA, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this Agreement and the transactions contemplated hereby.

(i) Issuance of the Securities; Registration. The Securities are duly authorized and, when issued and paid for in accordance with the Offering Statement and the Transaction Documents, will be duly and validly issued, fully paid and non-assessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Placement Agent’s Warrant Shares, when issued in accordance with the terms of the Placement Agent’s Share Purchase Warrants, will be validly issued, fully paid and non-assessable, free and clear of all Liens imposed by the Company, other than restrictions on transfer provided for in the Transaction Documents. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to the Offering Statement and the Transaction Documents.

(j) Capitalization. The capitalization of the Company is as set forth in the Offering Statement. The Company has not issued any capital stock since the date that the Offering Statement was qualified by the Commission. Other than as disclosed in the Offering Statement, (i) no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement and the transactions contemplated pursuant to the Offering Statement; (ii) except as a result of the purchase and sale of the Securities, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock or the capital stock of any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities of the Company or of any Subsidiary; (iii) the issuance and sale of the Securities will not obligate the Company or any Subsidiary to issue shares of Common Stock or other securities to any Person (other than the Investors) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities; (iv) there are no outstanding securities or instruments of the Company of any Subsidiary that contain any redemption of similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary; (v) the Company does not have any stock appreciation rights of “phantom stock” plans or agreements or any similar plan or agreement and (vi) there are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders. All of the outstanding shares of capital stock of the Company are duly authorized. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and non-assessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities.

(k) Financial Statements. As of the date hereof, the Offering Statement complied in all material respects with the requirements of the Securities Act, as applicable, and, when filed, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Offering Statement comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain accruals normally made on an annual basis or all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal year-end audit adjustments.

(l) Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the Offering Statement, except as specifically disclosed in a filing made with the Commission prior to the date hereof, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting except as may be required or permitted by GAAP, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Securities contemplated by the Offering Statement and the Transaction Documents, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one (1) Trading Day prior to the date that this representation is made.

(m) Litigation. Except as set forth in the Offering Statement, there is no action, suit, inquiry, notice of violation, Proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of this Agreement and the transactions contemplated pursuant to the Offering Statement or the Transaction Documents or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the qualification of any Offering Statement filed by the Company or any Subsidiary under the Securities Act.

(n) Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. No executive officer of the Company or any Subsidiary, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(o) Compliance. Except as disclosed in the Offering Statement, neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(p) Environmental Laws. The Company and its Subsidiaries (i) are in compliance with all federal, state, local and foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder (“Environmental Laws”); (ii) have received all permits licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval where in each clause (i), or (ii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect

(q) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the Offering Statement, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of Proceedings relating to the revocation or modification of any Material Permit.

(r) Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

(s) Patents and Trademarks. Except as set forth in the Offering Statement, the Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or material for use in connection with their respective businesses as described in the Offering Statement and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). None of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement. Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the Offering Statement, a notice (written or otherwise) of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as would not have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(t) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(u) Transactions with Affiliates and Employees. Except as set forth in the Offering Statement, none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for: (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(v) Certain Fees. Except as set forth in the Offering Statement, no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement and the transactions contemplated pursuant to the Offering Statement. The Investors shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement and the transactions contemplated pursuant to the Offering Statement.

(w) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(x) Registration Rights. Except as set forth in the Offering Statement, no Person has any right to cause the Company or any Subsidiary to effect the registration under the Securities Act of any securities of the Company or any Subsidiary.

(y) [Intentionally omitted].

(z) Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by this Agreement and the transactions contemplated pursuant to the Offering Statement and the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Investors or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information which is not otherwise disclosed in the Offering Statement. The Company understands and confirms that the Investors will rely on the foregoing representation in effecting transactions in the Securities. All of the disclosure furnished by or on behalf of the Company to the Investors in connection with the Offering regarding the Company and, its Subsidiaries, their respective businesses and the transactions contemplated hereby, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading.

(aa) No Integrated Offering. Assuming the accuracy of the Investors’ representations and warranties set forth in the Transaction Documents, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the offering of the Securities to be integrated with contemporaneous or prior offerings by the Company for purposes of the Securities Act.

(bb) Indebtedness. The Offering Statement sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP. Except as set forth in the Offering Statement, neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(cc) Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

(dd) Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has, since September 18, 2014, (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully as required by law any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(ee) [Reserved].

(ff) [Reserved].

(gg) Regulation M Compliance.  Since September 18, 2014, the Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Placement Agent in connection with the placement of the Securities.

(hh) Office of Foreign Assets Control. Neither the Company nor any Subsidiary, to the Company's knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

(ii) U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon any Investor’s request.

(jj) Bank Holding Company Act. Neither the Company nor any of its Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(kk) Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ll) Certificates. Any certificate signed by an officer of the Company and delivered to the Placement Agent or to counsel for the Placement Agent shall be deemed to be a representation and warranty by the Company to the Placement Agent as to the matters set forth therein.

(mm) Reliance. The Company acknowledges that the Placement Agent will rely upon the accuracy and truthfulness of the foregoing representations and warranties and hereby consents to such reliance.

(nn) FINRA Affiliations. There are no affiliations with any FINRA member firm among the Company’s officers, directors or, to the knowledge of the Company, any five percent (5%) or greater stockholder of the Company.

(oo) Lock-Up Agreements. Schedule A hereto contains a complete and accurate list of the Company’s officers and directors (collectively, the “Lock-Up Parties”). The Company has caused each of the Lock-Up Parties to deliver to the Placement Agent an executed Lock-Up Agreement, in the form attached hereto as Exhibit B (the “Lock-Up Agreement”), prior to the execution of this Agreement.

Section 3. Delivery and Payment. Each Closing shall occur at the offices of Sichenzia Ross Ference Kesner LLP, 1185 Avenue of the Americas, 37th Floor, New York, New York 10036 (“Placement Agent Counsel”) (or at such other place as shall be agreed upon by the Placement Agent and the Company). Subject to the terms and conditions hereof, at each Closing, payment of the purchase price for the Securities sold on such Closing Date shall be made by Federal Funds wire transfer, against delivery of such Securities, and such Securities shall be registered in such name or names and shall be in such denominations, as the Placement Agent may request at least one Business Day before the time of purchase (as defined below). Deliveries of the documents with respect to the purchase of the Securities, if any, shall be made at the offices of Placement Agent Counsel. All actions taken at a Closing shall be deemed to have occurred simultaneously.

If the purchase price for the Securities sold on such Closing Date will be paid by checks, such checks shall be made payable to the order of “WILMINGTON TRUST, N.A. as Escrow Agent for Digital Social Retail, Inc. Escrow” and delivered to WILMINGTON TRUST, NATIONAL ASSOCIATION, 166 Mercer Street, Suite 2R, New York, NY 10012, Attention: Boris Treyger. Failure to do so will result in checks being returned to the investor who submitted the check provided that the Placement Agent will transmit any check received by it to the escrow agent no later than noon of the next business day.

Section 4. Covenants and Agreements of the Company. The Company further covenants and agrees with the Placement Agent as follows:

(a) Offering Statement Matters. The Company will advise the Placement Agent promptly after it receives notice thereof of the time when any amendment to the Offering Statement has been filed or becomes effective and will furnish the Placement Agent with copies thereof. The Company will file promptly any reports and filings required to be filed by the Company with the Commission pursuant to the rules and regulations of the Commission subsequent to the date of the Offering Statement and for so long as the delivery of an Offering Statement is required in connection with the Offering. The Company will advise the Placement Agent, promptly after it receives notice thereof (i) of any request by the Commission to amend the Offering Statement or for additional information, and (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Offering Statement or any post-effective amendment thereto, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the institution or threatened institution of any Proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Offering Statement or for additional information. The Company shall use its best efforts to prevent the issuance of any such stop order or prevention or suspension of such use.  If the Commission shall enter any such stop order or order or notice of prevention or suspension at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment, or will file a new Offering Statement and use its best efforts to have such new Offering Statement declared effective as soon as practicable.

(b) Blue Sky Compliance. The Company will cooperate with the Placement Agent and the Investors in endeavoring to qualify the Securities for sale under the securities laws of such jurisdictions (United States and foreign) as the Placement Agent and the Investors may reasonably request and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent, and provided further that the Company shall not be required to produce any new disclosure document other than an Offering Statement. The Company will, from time to time, prepare and file such statements, reports and other documents as are or may be required to continue such qualifications in effect for so long a period as the Placement Agent may reasonably request for distribution of the Securities. The Company will advise the Placement Agent promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any Proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(c) Transfer Agent. The Company will maintain, at its expense, a registrar and transfer agent for the Common Stock.

(d) Periodic Reporting Obligations. For 12 months following the Offering, the Company will duly file, on a timely basis, with the Commission all reports and documents required to be filed under Regulation A of the Securities Act within the time periods and in the manner required by Regulation A of the Securities Act.

(e) Additional Documents. The Company will enter into any subscription, purchase or other customary agreements as the Placement Agent or the Investors deem necessary or appropriate to consummate the Offering, all of which will be in form and substance reasonably acceptable to the Placement Agent and the Company. The Company agrees that the Placement Agent may rely upon, and each is a third party beneficiary of, the representations and warranties, and applicable covenants, set forth in any such purchase, subscription or other agreement with Investors in the Offering.

(f) Acknowledgment. The Company acknowledges that any advice given by the Placement Agent to the Company is solely for the benefit and use of the Board of Directors and may not be used, reproduced, disseminated, quoted or referred to, without the Placement Agent's prior written consent.

(g) Company Lock-Up Agreement. The Company, on behalf of itself and any successor entity, agrees that, other than the issuance of Securities to MG Partners II Ltd. or its assignees pursuant to the Forbearance Agreement (as defined in the Offering Circular), without the prior written consent of the Placement Agent, it will not, for a period of 180 days after the date of this Agreement (the “Lock-Up Period”), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; file or cause to be filed any Offering Statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; or (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (i), (ii) or (iii) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise.

The restrictions contained in this Section 4(g) shall not apply to (i) the Securities to be sold to the Investors under the Subscription Agreements or the Securities issuable upon the exercise of the Placement Agent’s Unit Warrant, or (ii) the issuance by the Company of shares of Common Stock upon the exercise of a stock option or warrant or the conversion of a security outstanding on the date hereof, of which the Placement Agent has been made aware, or (iii) the issuance of stock options to employees, directors and consultants pursuant to equity compensation plans described in the Offering Statement or any compensation plans to be adopted by the Company in the future.

Section 5. Representations and Warranties of the Underwriter; Agreements of the Underwriter. The Underwriter represents and warrants and covenants to the Company that:

(a) The Placement Agent agrees that it shall not include any “issuer information” (as defined in Rule 433 under the Act) in any “testing-the-waters” communication used or referred to by the Placement Agent without the prior consent of the Company (any such issuer information with respect to whose use the Company has given its consent, “Permitted Issuer Information”), provided that “issuer information” (as defined in Rule 433 under the Act) within the meaning of this Section 5(a) shall not be deemed to include information prepared by the Placement Agent on the basis of, or derived from, “"issuer information”.

(b) The Placement Agent is a member of FINRA and each of them and their respective employees and representatives have all required licenses and registrations to act under this Agreement, and each shall remain a member or duly licensed, as the case may be, during the Offering.

(c) No agreement will be made by the Placement Agent with any person permitting the resale, repurchase or distribution of any Units, Common Stock or Warrants purchased by such person.

(d) Except as otherwise consented to by the Company, the Placement Agent has not and will not use or distribute any written offering materials other than the preliminary Offering Circular, pricing disclosure materials and the final Offering Circular. The Placement Agent has not and will not use any “broker-dealer use only” materials with members of the public, or has not and will not make any unauthorized verbal representations or verbal representations which contradict or are inconsistent with the statements made in the Offering Statement in connection with offers or sales of the Units.

Section 6. Conditions of the Obligations of the Placement Agent. The obligations of the Placement Agent hereunder shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 2 hereof, in each case as of the date hereof and as of each Closing Date as though then made, to the timely performance by each of the Company of its covenants and other obligations hereunder on and as of such dates, and to each of the following additional conditions:

(a) Accountants’ Comfort Letter. On the date hereof, the Placement Agent shall have received, and the Company shall have caused to be delivered to the Placement Agent, a letter from Cornick, Garber & Sandler, LLP (with respect to the Company’s financial statements for the fiscal years ended December 31, 2016 and 2015) (the independent registered public accounting firm of the Company), addressed to the Placement Agent, dated as of the date hereof, in form and substance satisfactory to the Placement Agent. The letter shall not disclose any change in the condition (financial or other), earnings, operations, business or prospects of the Company from that set forth in the applicable Offering Statement, which, in the Placement Agent’s sole judgment, is material and adverse and that makes it, in the Placement Agent’s sole judgment, impracticable or inadvisable to proceed with the Offering of the Securities as contemplated by the Offering Statement.

(b) Compliance with Registration Requirements; No Stop Order; No Objection from the FINRA. The Offering Statement shall have been duly filed with the Commission, as appropriate; no stop order suspending the effectiveness of the Offering Statement or any part thereof shall have been issued and no Proceeding for that purpose shall have been initiated or threatened by the Commission; no order preventing or suspending the use of any Offering Circular shall have been issued and no Proceeding for that purpose shall have been initiated or threatened by the Commission; no order having the effect of ceasing or suspending the distribution of the Securities or any other securities of the Company shall have been issued by any securities commission, securities regulatory authority or stock exchange and no Proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company, contemplated by any securities commission, securities regulatory authority or stock exchange; all requests for additional information on the part of the Commission shall have been complied with; and the FINRA shall have raised no objection to the fairness and reasonableness of the placement terms and arrangements. The Placement Agent shall be authorized to engage in Regulation A offering under the rules of FINRA or in any jurisdiction in which Securities are sold.

(c) Corporate Proceedings. All corporate proceedings and other legal matters in connection with this Agreement, the Offering Statement, and the registration, sale and delivery of the Securities, shall have been completed or resolved in a manner reasonably satisfactory to the Placement Agent Counsel, and such counsel shall have been furnished with such papers and information as it may reasonably have requested to enable such counsel to pass upon the matters referred to in this Section 6.

(d) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement and prior to each Closing Date, in the Placement Agent’s sole judgment after consultation with the Company, there shall not have occurred any Material Adverse Change or Material Adverse Effect.

(e) Opinion of Counsel for the Company. The Placement Agent shall have received on each Closing Date the favorable opinion of Ellenoff Grossman & Schole LLP, legal counsel to the Company, dated as of such Closing Date, including, without limitation, a negative assurance letter addressed to the Placement Agent and in form and substance satisfactory to the Placement Agent.

(f) Intentionally Omitted.

(g) Officers’ Certificate. The Placement Agent shall have received on each Closing Date a certificate of the Company, dated as of such Closing Date, signed by the Chief Executive Officer and Chief Financial Officer of the Company, to the effect that, and the Placement Agent shall be satisfied that, the signers of such certificate have reviewed the Offering Statement, and this Agreement and to the further effect that:

(i) The representations and warranties of the Company in this Agreement are true and correct, as if made on and as of such Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date;

(ii) No stop order suspending the effectiveness of the Offering Statement has been issued and no Proceedings for that purpose have been instituted or are pending or, to the Company’s knowledge, threatened under the Securities Act; no order having the effect of ceasing or suspending the distribution of the Securities or any other securities of the Company has been issued by any securities commission, securities regulatory authority or stock exchange in the United States and no Proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, contemplated by any securities commission, securities regulatory authority or stock exchange in the United States;

(iii) When the Offering Statement was qualified, at the time of sale, and at all times subsequent thereto up to the delivery of such certificate, the Offering Statement, when such document became qualified or was filed with the Commission, contained all material information required to be included therein by Regulation A of the Securities Act and the applicable rules and regulations of the Commission thereunder, as the case may be, and in all material respects conformed to the requirements of Regulation A of the Securities Act and the applicable rules and regulations of the Commission thereunder, as the case may be, and the Offering Statement, did not and do not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided, however, that the preceding representations and warranties contained in this paragraph (iii) shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Placement Agent expressly for use therein) and, since the effective date of the Offering Statement, there has occurred no event required by the Securities Act and the rules and regulations of the Commission thereunder to be set forth therein which has not been so set forth; and

(iv) Subsequent to the respective dates as of which information is given in the Offering Statement, there has not been: (a) any Material Adverse Change; (b) any transaction that is material to the Company and the Subsidiaries taken as a whole, except transactions entered into in the ordinary course of business; (c) any obligation, direct or contingent, that is material to the Company and the Subsidiaries taken as a whole, incurred by the Company or any Subsidiary, except obligations incurred in the ordinary course of business; (d) any material change in the capital stock (except changes thereto resulting from the exercise of outstanding stock options or warrants) or outstanding indebtedness of the Company or any Subsidiary; (e) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company; or (f) any loss or damage (whether or not insured) to the property of the Company or any Subsidiary which has been sustained or will have been sustained which has a Material Adverse Effect.

(h) Bring-down Comfort Letter.  On each Closing Date, the Placement Agent shall have received from Cornick, Garber & Sandler, LLP or such other independent registered public accounting firm of the Company, a letter dated as of such Closing Date, in form and substance satisfactory to the Placement Agent, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (a) of this Section 6, except that the specified date referred to therein for the carrying out of procedures shall be no more than three Business Days prior to such Closing Date.

(i) Stock Exchange Listing. [Intentionally omitted].

(j) Placement Agent’s Unit Warrant. On or before the Closing Date, the Placement Agent shall have received executed copies of the Placement Agent’s Unit Warrant.

(k) Lock-Up Agreements. On or before the date of this Agreement, the Company shall have delivered to the Placement Agent executed copies of the Lock-Up Agreements from each of the persons listed in Schedule A hereto.

(l) Additional Documents. On or before each Closing Date, the Placement Agent and counsel for the Placement Agent shall have received such information and documents as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 6 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Placement Agent by notice to the Company at any time on or prior to a Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 7 (Payment of Expenses), Section 8 (Indemnification and Contribution) and Section 9 (Representations and Indemnities to Survive Delivery) shall at all times be effective and shall survive such termination.

Section 7. Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred by the Company in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including, without limitation: (i) all expenses incident to the issuance, delivery and qualification of the Securities (including all printing and engraving costs); (ii) all fees and expenses of the registrar and transfer agent of the Common Stock; (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities; (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors; (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Offering Statement (including financial statements, exhibits, schedules, consents and certificates of experts), and all amendments and supplements thereto, and this Agreement; (vi) all filing fees, reasonable attorneys’ fees and expenses incurred by the Company or the Placement Agent in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the state securities or blue sky laws, and, if requested by the Placement Agent, preparing and printing a “Blue Sky Survey,” or other memorandum, and any supplements thereto, advising the Placement Agent of such qualifications, registrations and exemptions; provided, that in no event shall the Company reimburse the Placement Agent for an amount in excess of $500 without the Company’s prior written approval; provided, however, even if the Company provides its prior written consent, in no event shall the Company reimburse the Placement Agent for all of the out-of-pocket expenses in connection with this Offering in an amount in excess of $5,000; (vii) if applicable, the filing fees incident to the review and approval by the FINRA of the Placement Agent’s participation in the offering and distribution of the Securities; (viii) all accountable costs and expenses incident to the travel and accommodation of the Company’s and the Placement Agent's employees on the “roadshow,” if any in an amount not to exceed $5,000 in the aggregate; (ix) all fees, expenses and disbursements relating to background checks of the Company's officers and directors in an amount not to exceed $5,000 in the aggregate; and (x) the fees and expenses of the Placement Agent's legal counsel not to exceed $30,000.

Section 8. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless the Placement Agent, its affiliates and each person controlling the Placement Agent (within the meaning of Section 15 of the Securities Act), and the directors, officers, agents and employees of the Placement Agent, its affiliates and each such controlling person (the Placement Agent, and each such entity or person. an “Indemnified Person”) from and against any losses, claims, damages, judgments, assessments, costs and other liabilities (collectively, the “Liabilities”), and shall reimburse each Indemnified Person for all fees and expenses (including the reasonable fees and expenses of one counsel for all Indemnified Persons, except as otherwise expressly provided herein) (collectively, the “Expenses”) as they are incurred by an Indemnified Person in investigating, preparing, pursuing or defending any Actions, whether or not any Indemnified Person is a party thereto, (i) caused by, or arising out of or in connection with, any untrue statement or alleged untrue statement of a material fact contained in any the Offering Statement or by any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (other than untrue statements or alleged untrue statements in, or omissions or alleged omissions from, information relating to an Indemnified Person furnished in writing by or on behalf of such Indemnified Person expressly for use in the Transaction Documents) or (ii) otherwise arising out of or in connection with advice or services rendered or to be rendered by any Indemnified Person pursuant to this Agreement, the transactions contemplated thereby or any Indemnified Person’s actions or inactions in connection with any such advice, services or transactions; provided, however, that, in the case of clause (ii) only, the Company shall not be responsible for any Liabilities or Expenses of any Indemnified Person that are finally judicially determined to have resulted solely from such Indemnified Person's (x) gross negligence or willful misconduct in connection with any of the advice, actions, inactions or services referred to above or (y) use of any offering materials or information concerning the Company in connection with the offer or sale of the Securities in the Offering which were not authorized for such use by the Company and which use constitutes gross negligence or willful misconduct. The Company also agrees to reimburse each Indemnified Person for all Expenses as they are incurred in connection with enforcing such Indemnified Person's rights under this Agreement.

(b) Upon receipt by an Indemnified Person of actual notice of an Action against such Indemnified Person with respect to which indemnity may be sought under this Agreement, such Indemnified Person shall promptly notify the Company in writing; provided that failure by any Indemnified Person so to notify the Company shall not relieve the Company from any liability which the Company may have on account of this indemnity or otherwise to such Indemnified Person, except to the extent the Company shall have been prejudiced by such failure. The Company shall, if requested by the Placement Agent, assume the defense of any such Action including the employment of counsel reasonably satisfactory to the Placement Agent, which counsel may also be counsel to the Company. Any Indemnified Person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company has failed promptly to assume the defense and employ counsel or (ii) the named parties to any such Action (including any impeded parties) include such Indemnified Person and the Company, and such Indemnified Person shall have been advised in the reasonable opinion of counsel that there is an actual conflict of interest that prevents the counsel selected by the Company from representing both the Company (or another client of such counsel) and any Indemnified Person; provided that the Company shall not in such event be responsible hereunder for the fees and expenses of more than one firm of separate counsel for all Indemnified Persons in connection with any Action or related Actions, in addition to any local counsel. The Company shall not be liable for any settlement of any Action effected without its written consent (which shall not be unreasonably withheld). In addition, the Company shall not, without the prior written consent of the Placement Agent (which shall not be unreasonably withheld), settle, compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened Action in respect of which indemnification or contribution may be sought hereunder (whether or not such Indemnified Person is a party thereto) unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Person from all Liabilities arising out of such Action for which indemnification or contribution may be sought hereunder. The indemnification required hereby shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

(c) In the event that the foregoing indemnity is unavailable to an Indemnified Person other than in accordance with this Agreement, the Company shall contribute to the Liabilities and Expenses paid or payable by such Indemnified Person in such proportion as is appropriate to reflect (i) the relative benefits to the Company, on the one hand, and to the Placement Agent and any other Indemnified Person, on the other hand, of the matters contemplated by this Agreement or (ii) if the allocation provided by the immediately preceding clause is not permitted by applicable law, not only such relative benefits but also the relative fault of the Company, on the one hand, and the Placement Agent and any other Indemnified Person, on the other hand, in connection with the matters as to which such Liabilities or Expenses relate, as well as any other relevant equitable considerations; provided that in no event shall the Company contribute less than the amount necessary to ensure that all Indemnified Persons, in the aggregate, are not liable for any Liabilities and Expenses in excess of the amount of fees actually received by the Placement Agent pursuant to this Agreement. For purposes of this paragraph, the relative benefits to the Company, on the one hand, and to the Placement Agent on the other hand, of the matters contemplated by this Agreement shall be deemed to be in the same proportion as (a) the total value paid or contemplated to be paid to or received or contemplated to be received by the Company in the transaction or transactions that are within the scope of this Agreement, whether or not any such transaction is consummated, bears to (b) the fees paid to the Placement Agent under this Agreement. Notwithstanding the above, no person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from a party who was not guilty of fraudulent misrepresentation.

(d) The Company also agrees that no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with advice or services rendered or to be rendered by any Indemnified Person pursuant to this Agreement, the transactions contemplated thereby or any Indemnified Person’s actions or inactions in connection with any such advice, services or transactions except for Liabilities (and related Expenses) of the Company that are finally judicially determined to have resulted solely from such Indemnified Person's gross negligence or willful misconduct in connection with any such advice, actions, inactions or services.

(e) The reimbursement, indemnity and contribution obligations of the Company set forth herein shall apply to any modification of this Agreement and shall remain in full force and effect regardless of any termination of, or the completion of any Indemnified Person's services under or in connection with, this Agreement.

Section 9. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company or any person controlling the Company, of its officers, and of the Placement Agent set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Placement Agent, the Company, or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement for a period of three years. A successor to a Placement Agent, or to the Company, its directors or officers or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Agreement.

Section 10. Notices. All communications hereunder shall be in writing and shall be e-mailed, mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Placement Agent to:

Oberon Securities, LLC

1412 Broadway, Suite 2304

New York, NY 10018

Attention: Daniel Guilfoile

E-Mail: DGuilfoile@oberonsecurities.com

With a copy to:

Sichenzia Ross Ference Kesner LLP

61 Broadway, 32nd Floor

New York, NY 10006 Facsimile: (212)980-5192

Attention: Arthur S. Marcus, Esq.

E-Mail: amarcus@srfkllp.com

If to the Company:

Digital Social Retail, Inc.

205 E. 42nd Street

New York, NY 10017

Attention: Sylvain Bellaïche, CEO

E-Mail: sylvain.bellaiche@digitalsocialretail.com

With a copy to:

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Fl.

New York, NY 10105

Attention: Jeffrey Rubin, Esq.

E-Mail: jrubin@egsllp.com

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8 hereof, and to their respective successors, and personal representative, and no other person will have any right or obligation hereunder.

Section 12. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 13. Governing Law Provisions. This Agreement shall be deemed to have been made and delivered in New York City and both this engagement letter and the transactions contemplated hereby shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York, without regard to the conflict of laws principles thereof. Each of the Placement Agent and the Company: (i) agrees that any legal suit, action or Proceeding arising out of or relating to this engagement letter and/or the transactions contemplated hereby shall be instituted exclusively in New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (ii) waives any objection which it may have or hereafter to the venue of any such suit, action or Proceeding, and (iii) irrevocably consents to the jurisdiction of the New York Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or Proceeding. Each of the Placement Agent and the Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or Proceeding in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agrees that service of process upon the Company mailed by certified mail to the Company’s address shall be deemed in every respect effective service of process upon the Company, in any such suit, action or Proceeding, and service of process upon the Placement Agent mailed by certified mail to the Placement Agent’s address shall be deemed in every respect effective service process upon the Placement Agent, in any such suit, action or Proceeding. Notwithstanding any provision of this engagement letter to the contrary, the Company agrees that neither the Placement Agent nor its affiliates, and the respective officers, directors, employees, agents and representatives of the Placement Agent, its affiliates and each other person, if any, controlling the Placement Agent or any of its affiliates, shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with the engagement and transaction described herein except for any such liability for losses, claims, damages or liabilities incurred by us that are finally judicially determined to have resulted from the bad faith or gross negligence of such individuals or entities. If either party shall commence an action or Proceeding to enforce any provision of this Agreement, then the prevailing party in such action or Proceeding shall be reimbursed by the other party for its reasonable attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or Proceeding.

Section 14. General Provisions.

(a) This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. Notwithstanding anything herein to the contrary, the Engagement Agreement, dated February 3, 2016, between the Company and the Placement Agent, as amended (the “Engagement Agreement”), shall continue to be effective and the terms therein shall continue to survive and be enforceable by the in accordance with its terms, provided that, in the event of a conflict between the terms of the Engagement Agreement and this Agreement, the terms of this Agreement shall prevail. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party hereto whom the condition is meant to benefit. Section headings herein are for the convenience of the parties hereto only and shall not affect the construction or interpretation of this Agreement.

(b) The Company acknowledges that in connection with the Offering: (i) the Placement Agent has acted at arms’ length, and is not agents of, and owes no fiduciary duties to, the Company or any other person, (ii) the Placement Agent owes the Company only those duties and obligations set forth in this Agreement and (iii) the Placement Agent may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Placement Agent arising from an alleged breach of fiduciary duty in connection with the Offering.

[The remainder of this page has been intentionally left blank.]

If the foregoing is in accordance with your understanding of our agreement, please sign below whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

DIGITAL SOCIAL RETAIL, INC.,
a Delaware corporation

By:
Name: Sylvain Bellaïche
Title: Chief Executive Officer

The foregoing Placement Agency Agreement is hereby confirmed and accepted as of the date first above written.

OBERON SECURITIES, LLC

By:
Name:
Title:

Schedule A

List of Lock-Up Parties

[                                          ]

Exhibit A

Form of Placement Agent’s Unit Warrant

NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

DIGITAL SOCIAL RETAIL, INC.

UNIT WARRANT

Warrant No. [ ]	Original Issue Date: [__], 2017

Digital Social Retail, Inc., a Delaware corporation (the “Company”), hereby certifies that, as partial compensation for services provided as placement agent to the Company, Oberon Securities, LLC or its registered assigns (the “Holder”), is entitled to purchase from the Company up to a total of [________] units of the Company (each, a “Unit”), each Unit consisting of one share of the common stock, par value $0.001 per share, of the Company (the “Common Stock”), and one warrant to purchase one share of Common Stock (each, a “Warrant”), each such Warrant to expire three (3) years from the date of the initial closing of the offering of Units by the Company pursuant to the offering statement on Form 1-A (File No. 024-10711) (the “Offering Statement”). This warrant to purchase Units (the “Unit Warrant”) shall be exercisable at any time and from time to time from and after 365 days following the effective date of the Offering Statement (the “Effective Date”), and through and including [____], 2021, the fourth anniversary of such Effective Date (the “Expiration Date”), in accordance with FINRA Rule 5110(f)(2)(G)(i), and subject to the following terms and conditions:

1. Definitions. As used in this Unit Warrant, the following terms shall have the respective definitions set forth in this Section 1.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144.

“Business Day” means any day except Saturday, Sunday and any day which is a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Price” means $5.32, subject to adjustment in accordance with Section 9.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Fundamental Transaction” means any of the following: (1) the Company effects any merger or consolidation of the Company with or into another Person, (2) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (3) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (4) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property.

“New York Courts” means the state and federal courts sitting in the State of New York.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Subsidiary” means any “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X promulgated by the SEC under the Exchange Act.

“Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market, or (ii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by OTC Markets Group Inc. (or any similar organization or agency succeeding to its functions of reporting prices); provided that in the event that the Common Stock is not listed or quoted as set forth in (i) or (ii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the NYSE MKT, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

“Warrant Shares” means the shares of Common Stock included in the Warrant Units and those shares of Common Stock issuable upon exercise of the Warrants included in the Warrant Units.

“Warrant Units” means the Units issuable upon exercise of this Unit Warrant.

2. Registration of Unit Warrant. The Company shall register this Unit Warrant upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Unit Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

3. Registration of Transfers. The Company shall register the transfer of any portion of this Unit Warrant in the Warrant Register, upon surrender of this Unit Warrant, with the Form of Assignment attached hereto duly completed and signed, to the Company at its address specified herein. Upon any such registration or transfer, a new Unit Warrant to purchase Units, in substantially the form of this Unit Warrant (any such new Unit Warrant, a “New Warrant”), evidencing the portion of this Unit Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Unit Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Unit Warrant.

4. Exercise and Duration of Unit Warrants. This Unit Warrant shall be exercisable by the registered Holder at any time and from time to time from and after 365 days following the Effective Date, through and including the Expiration Date in accordance with FINRA Rule 5110(f)(2)(G)(i). At 6:30 p.m., New York City time on the Expiration Date, the portion of this Unit Warrant not exercised prior thereto shall be and become void and of no value. The Company may not call or redeem any portion of this Unit Warrant without the prior written consent of the affected Holder. Subject to the lock-up restrictions of FINRA Rule 5110(g)(1), this Unit Warrant and the securities of the Company underlying this Unit Warrant shall not be (except as to permitted assignees under the FINRA rules) sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of this Unit Warrant by any person for a period of 180 days immediately following the Effective Date, except (i) to any FINRA member participating in the offering and their bona fide officers or partners, or (ii) by operation of law or by reason of reorganization of the Company. In the event that this Unit Warrant is exercised after the three-year expiration date of the Warrants, only shares of Common Stock shall be issuable to the Holder upon receipt of any Units.

5. Delivery of Warrant Shares.

(a) To effect exercises hereunder, the Holder shall not be required to physically surrender this Warrant unless the aggregate Warrant Units represented by this Unit Warrant is being exercised. Upon delivery of the Exercise Notice (in the form attached hereto) to the Company (with the attached Warrant Units Exercise Log) at its address for notice set forth herein and upon payment of the Exercise Price multiplied by the number of Warrant Units that the Holder intends to purchase hereunder, the Company shall promptly (but in no event later than three Trading Days after the Date of Exercise (as defined herein)) issue and deliver to the Holder, a certificate for the Warrant Units issuable upon such exercise. The Company shall, upon request of the Holder and subsequent to the date on which an offering statement or registration statement covering the resale of the Warrant Units and the shares of Common Stock and Warrants underlying the Warrant Units has been declared qualified or effective by the SEC, as applicable, use its reasonable best efforts to deliver the shares of Common Stock and Warrants underlying the Warrant Units hereunder electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions, if available, provided, that, the Company may, but will not be required to, change its transfer agent if its current transfer agent cannot deliver the shares of Common Stock and Warrants underlying the Warrant Units electronically through the Depository Trust Corporation. A “Date of Exercise” means the date on which the Holder shall have delivered to the Company: (i) the Exercise Notice (with the Warrant Exercise Log attached to it), appropriately completed and duly signed and (ii) payment of the Exercise Price for the number of Warrant Units so indicated by the Holder to be purchased.

(b) If by the third Trading Day after a Date of Exercise the Company fails to deliver the required number of shares of Common Stock and Warrants underlying the Warrant Units in the manner required pursuant to Section 5(a), then the Holder will have the right to rescind such exercise.

(c) If by the third Trading Day after a Date of Exercise the Company fails to deliver the required number of shares of Common Stock and Warrants underlying the Warrant Units in the manner required pursuant to Section 5(a), and if after such third Trading Day and prior to the receipt of such shares of Common Stock and Warrants underlying the Warrant Units, the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Units which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (1) pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of Warrant Units that the Company was required to deliver to the Holder in connection with the exercise at issue by (B) the closing bid price of the Units, shares of Common Stock and/or Warrants underlying the Warrant Units, as the case may be, on the Date of Exercise and (2) at the option of the Holder, either reinstate the portion of the Unit Warrant and equivalent number of Warrant Units for which such exercise was not honored or deliver to the Holder the number of Units, shares of Common Stock or Warrants that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In, and, upon request, of the Company, evidence of the amount of such loss.

(d) The Company’s obligations to issue and deliver the shares of Common Stock and Warrants underlying the Warrant Units in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of the shares of Common Stock and Warrants underlying the Warrant Units. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing the shares of Common Stock and Warrants underlying the Warrant Units upon exercise of the Unit Warrant as required pursuant to the terms hereof.

6. Charges, Taxes and Expenses. Issuance and delivery of Warrant Units and of shares of Common Stock and Warrants underlying the Warrant Units upon exercise of this Unit Warrant shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for shares of Common Stock and Warrants underlying the Warrant Units or Unit Warrants in a name other than that of the Holder. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Unit Warrant or receiving Warrant Units or shares of Common Stock and Warrants underlying the Warrant Units upon exercise hereof.

7. Replacement of Unit Warrant. If this Unit Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Unit Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity (which shall not include a surety bond), if requested. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe. If a New Warrant is requested as a result of a mutilation of this Unit Warrant, then the Holder shall deliver such mutilated Unit Warrant to the Company as a condition precedent to the Company’s obligation to issue the New Warrant.

8. Reservation of Common Stock. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved capital stock shares of Common Stock, solely for the purpose of enabling it to issue Common Stock upon separation of the Units into shares of Common Stock and Warrants pursuant to the terms of the Offering Statement, and pursuant to the exercise of any Warrant forming part of a Unit, free from preemptive rights or any other contingent purchase rights of Persons other than the Holder (taking into account the adjustments and restrictions of Section 9). The Company covenants that all Common Stock and all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable exercise price in accordance with the terms hereof and thereof, be duly and validly authorized, issued and fully paid and nonassessable.

9. Certain Adjustments. The Exercise Price and number of Warrant Units issuable upon exercise of this Unit Warrant are subject to adjustment from time to time as set forth in this Section 9.

(a) Stock Dividends and Splits. If the Company, at any time while this Unit Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

(b) Fundamental Transactions. If, at any time while this Unit Warrant is outstanding there is a Fundamental Transaction, then the Holder shall have the right thereafter to receive, upon exercise of this Unit Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Units then issuable upon exercise in full of this Unit Warrant (the “Alternate Consideration”). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one Unit in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of security of the Company are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Unit Warrant following such Fundamental Transaction. At the Holder’s option and request, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new warrant substantially in the form of this Unit Warrant and consistent with the foregoing provisions and evidencing the Holder’s right to purchase the Alternate Consideration for the aggregate Exercise Price upon exercise thereof. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (b) and insuring that the Unit Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

(c) Number of Warrant Units. Simultaneously with any adjustment to the Exercise Price pursuant to this Section 9, the number of Warrant Units that may be purchased upon exercise of this Unit Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Units shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

(d) Calculations. All calculations under this Section 9 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

(e) Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 9, the Company at its expense will promptly compute such adjustment in accordance with the terms of this Unit Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Units, shares of Common Stock and Warrants underlying the Warrant Units or other securities issuable upon exercise of this Unit Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company’s Transfer Agent.

(f) Notice of Corporate Events. If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any Subsidiary, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction (but only to the extent such disclosure would not result in the dissemination of material, non-public information to the Holder) at least 10 calendar days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to insure that the Holder is given the practical opportunity to exercise this Unit Warrant prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

10. Payment of Exercise Price. The Holder may pay the Exercise Price in one of the following manners:

(a) Cash Exercise. The Holder may deliver immediately available funds; or

(b) Cashless Exercise. The Holder may notify the Company in an Exercise Notice of its election to utilize cashless exercise, in which event the Company shall issue to the Holder the number of Warrant Units determined as follows:

X = Y [(A-B)/A]

where:

X = the number of Warrant Units to be issued to the Holder.

Y = the number of Warrant Units with respect to which this Unit Warrant is being exercised.

A = Fair Market Value of the sum of the Fair Market Value of the Common Stock and Warrants underlying the Units. For purposes of this Section, the “Fair Market Value” for one Unit, one share of Common Stock or one Warrant on the exercise date shall have one of the following meanings:

i. if the Common Stock and Warrants are traded on a national securities exchange or on the over counter market, the Fair Market Value shall be deemed to be the Closing Price on the effective date of any notice under Section 13 hereof. For the purposes of this Unit Warrant, “Closing Price” means the final price at which one Unit, share of Common Stock and Warrant is traded during any trading day.

ii. if (i) is not applicable, the Fair Market Value shall be at the highest price per Unit, price per share or price per Warrant which the Company could obtain on the date of exercise from a willing buyer (not a current employee or director) for Units, shares of Common Stock or Warrants sold by the Company, from authorized, but unissued shares, as determined in good faith by the Company’s board of directors.

B = the Exercise Price.

For purposes of Rule 144, it is intended, understood and acknowledged that the Warrant Units issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Units shall be deemed to have commenced, on the date this Unit Warrant was originally issued.

11. Limitations on Exercise. Notwithstanding anything to the contrary contained herein, the number of Warrant Units that may be acquired by the Holder upon any exercise of this Unit Warrant (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s does not exceed 9.99% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 11 applies, the determination of whether this Unit Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Unit Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of an Exercise Notice shall be deemed to be the Holder’s determination of whether this Unit Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Unit Warrant is exercisable, in each case subject the limitation contained in this Section 11, and the Company shall have no obligation to verify or confirm the accuracy of such determination. This provision shall not restrict the number of shares of Common Stock which a Holder may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder may receive in the event of a Fundamental Transaction as contemplated in Section 9 of this Unit Warrant. This restriction may not be waived. Notwithstanding anything to the contrary contained in this Unit Warrant, (a) no term of this Section may be waived by any party, nor amended such that the threshold percentage of ownership would be directly or indirectly increased, (b) this restriction runs with the Unit Warrant and may not be modified or waived by any subsequent Holder hereof and (c) any attempted waiver, modification or amendment of this Section will be void ab initio.

12. No Fractional Shares. No fractional Warrant Units will be issued in connection with any exercise of this Unit Warrant. In lieu of any fractional Unit which would, otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the closing price of one share of Common Stock as reported by the applicable Trading Market on the date of exercise.

13. Notices. Any and all notices or other communications or deliveries hereunder (including, without limitation, any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via e-mail at the e-mail Address specified in this Section prior to 6:30 p.m. (Eastern time) on a Trading Day except in the exercise of a cashless exercise of this Unit Warrant pursuant to Section 10, such effective day shall be the prior Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via e-mail at the e-mail address specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (Eastern time) on any Trading Day except in the cash exercise of a cashless exercise of this Unit Warrant pursuant to Section 10, such effective day shall be that Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be: (i) if to the Company, to Digital Social Retail, Inc., 205 East 42nd Street, New York, New York 10017, Email Address: __________, Attention: Chief Executive Officer (or such other address as the Company shall indicate in writing in accordance with this Section), or (ii) if to the Holder, to the address or facsimile number appearing on the Warrant Register or such other address or facsimile number as the Holder may provide to the Company in accordance with this Section.

14. Warrant Agent. The Company shall serve as warrant agent under this Unit Warrant. Upon 10 days' notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Unit Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder's last address as shown on the Warrant Register.

15. Miscellaneous.

(a) This Unit Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. Subject to the preceding sentence, nothing in this Unit Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Unit Warrant. This Unit Warrant may be amended only in writing signed by the Company and the Holder and their successors and assigns. The foregoing sentence shall be subject to the restrictions on waivers and amendments set forth in Section 11 of this Unit Warrant.

(b) All questions concerning the construction, validity, enforcement and interpretation of this Unit Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of this Unit Warrant and the transactions herein contemplated (“Proceedings”) (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the New York Courts. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Unit Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Unit Warrant or the transactions contemplated hereby. If either party shall commence a Proceeding to enforce any provisions of this Unit Warrant, then the prevailing party in such Proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

(c) The headings herein are for convenience only, do not constitute a part of this Unit Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(d) In case any one or more of the provisions of this Unit Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Unit Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Unit Warrant.

(e) Prior to exercise of this Unit Warrant, the Holder hereof shall not, by reason of being a Holder, be entitled to any rights of a stockholder with respect to the Warrant Units.

IN WITNESS WHEREOF, the Company has caused this Unit Warrant to be duly executed by its authorized officer as of the date first indicated above.

DIGITAL SOCIAL RETAIL, INC.

By:
Name:
Title:

EXERCISE NOTICE

DIGITAL SOCIAL RETAIL, INC.

UNIT WARRANT DATED ________, 201_____

The undersigned Holder hereby irrevocably elects to purchase _____________ Warrant Units pursuant to the above referenced Unit Warrant. Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Unit Warrant.

(1) The undersigned Holder hereby exercises its right to purchase _________________ Warrant Units pursuant to the Unit Warrant.

(2) (PLEASE CHECK ONE METHOD OF PAYMENT) _____The Holder shall pay the sum of $____________ to the Company in accordance with the terms of the Unit Warrant OR _______The Holder shall exercise the Unit Warrant cashless in accordance with the terms of the Unit Warrant.

(3) Pursuant to this Exercise Notice, the Company shall deliver to the Holder _______________ Warrant Units in accordance with the terms of the Unit Warrant.

(4) By its delivery of this Exercise Notice, the undersigned represents and warrants to the Company that in giving effect to the exercise evidenced hereby the Holder will not beneficially own in excess of the number of shares of Common Stock (determined in accordance with Section 13(d) of the Securities Exchange Act of 1934) permitted to be owned under Section 11 of this Unit Warrant to which this notice relates.

Dated: ________

Name of Holder:

(Print)

By:
Name:
Title:

(Signature must conform in all respects to name of holder as specified on the face of the Unit Warrant)

Unit Warrant Units Exercise Log

Number of Units Available to be Exercised	Date of Warrant	Number of Warrant Units Exercised	Number of Warrant Units Remaining to be Exercised

DIGITAL SOCIAL RETAIL, INC.

UNIT WARRANT

DATED __________, 201______ WARRANT NO. [ ]

FORM OF ASSIGNMENT

[To be completed and signed only upon transfer of Unit Warrant]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________________ the right represented by the above captioned Unit Warrant to purchase ____________ Units to which such Unit Warrant relates and appoints ________________ attorney to transfer said right on the books of Digital Social Retail, Inc. with full power of substitution in the premises.

Dated: _______________

_______________________________________

(Signature must conform in all respects to name of holder as specified on the face of the Unit Warrant)

_______________________________________

Address of Transferee

_______________________________________

_______________________________________

           In the presence of:

________________________

Exhibit B

____________, 2017

Oberon Securities, LLC

1412 Broadway, Suite 2304

New York, NY 10018

Re: Digital Social Retail, Inc. (the “Company”)

Ladies and Gentlemen:

This letter agreement (this “Agreement”) is delivered to you pursuant to the Placement Agency Agreement (the “Placement Agency Agreement”) to be entered into by the Company, as issuer, and Oberon Securities, LLC, as the placement agent for the Company (the “Placement Agent”). Upon the terms and subject to the conditions of the Placement Agency Agreement, the Company intends to effect an offering (the “Offering”) pursuant to which it intends to offer and sell a minimum of 1,000,000 and a maximum of 2,000,000 of units (the “Units”), each Unit consisting of one share of common stock, par value $0.001 per share, of the Company (the “Common Stock”) and one warrant to purchase one share of Common Stock (each, a “Warrant”), plus up to an additional 300,000 Units in the event of the exercise of an over-subscription allowance, for a total of up to 2,300,000 Units.

The undersigned recognizes that it is in the best financial interests of the undersigned, as an officer or director, or an owner of shares of Common Stock, options, Warrants or other securities of the Company (the “Company Securities”), that the Company complete the proposed Offering.

The undersigned further recognizes that the Company Securities held by the undersigned are, or may be, subject to certain restrictions on transferability, including those imposed by United States federal securities laws. Notwithstanding these restrictions, the undersigned has agreed to enter into this Agreement to further assure the Placement Agent that the Company Securities of the undersigned, now held or hereafter acquired, will not enter the public market at a time that might impair the placement agency effort.

Therefore, as an inducement to the Placement Agent to execute the Placement Agency Agreement, the undersigned hereby acknowledges and agrees that the undersigned will not (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, engage in any hedging or other transactions, including, without limitation, any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to, or with respect to any security that includes, relates to, or derives any significant part of its value from (collectively a “Disposition”), any Company Securities, or any securities convertible into or exercisable or exchangeable for, or any rights to purchase or otherwise acquire, any Company Securities held by the undersigned or acquired by the undersigned after the date hereof, or that may be deemed to be beneficially owned by the undersigned (collectively, the “Lock-Up Shares”), pursuant to the rules and regulations promulgated under the Securities Act of 1933, as amended (the “Act”), and the Securities Exchange Act of 1934, as amended, as applicable, for a period commencing on the date hereof and ending ninety (90) days after the date of the Company’s final offering statement relating to the Offering is first filed pursuant to Rule 253(g)(2) under Regulation A of the Act, (the “Lock-Up Period”), without the prior written consent of the Placement Agent, or (ii) exercise or seek to exercise or effectuate in any manner any rights of any nature that the undersigned has or may have hereafter to require the Company to qualify or register, under the Act, the undersigned’s sale, transfer or other disposition of any of the Lock-Up Shares or other securities of the Company held by the undersigned, or to otherwise participate as a selling securityholder in any manner in any qualification or registration effected by the Company under the Act during the Lock-Up Period.

The undersigned agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent against the transfer of any Company Securities or any securities convertible into or exercisable or exchangeable for, or any rights to purchase or otherwise acquire, any Company Securities, held by the undersigned except in compliance with this Agreement.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Shares in the transactions listed as (i)-(iv) below without the prior written consent of the Placement Agent, provided that (1) prior to such a transfer, the Placement Agent shall have received a duplicate form of this Agreement executed and delivered by each donee, trustee, distributee or transferee, as the case may be, and (2) no such transfer shall involve a disposition for value:

(i)	as a bona fide gift or gifts;

(ii)	to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned;

(iii)	to any beneficiary of the undersigned pursuant to a will or other testamentary document or applicable laws of descent; or

(iv)	to any corporation, partnership, limited liability company or other entity all of the beneficial ownership interests of which are held by the undersigned or the immediate family of the undersigned.

It is understood that if the Placement Agency Agreement (other than the provisions thereof that survive termination) shall terminate or be terminated prior to payment for and delivery of the Units in connection with the Offering, you will release the undersigned from the obligations under this Agreement.

Facsimile or electronically transmitted signatures to this Agreement shall be binding and have the same force and effect as manually executed original signatures.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of Lock-Up Shares if such transfer would constitute a violation or breach of this Agreement. This Agreement shall be binding on the undersigned and the respective successors, heirs, personal representatives and assigns of the undersigned. Capitalized terms used but not defined herein have the respective meanings assigned to such terms in the Placement Agency Agreement.

Very truly yours,

(Name)

(Address)

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